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                                                                      EXHIBIT 15
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                  AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS



October 1, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We are aware that our reports dated May 11, 1999 and August 16, 1999 on our reviews of interim financial information of Baxter International Inc. and its subsidiaries (the "Company") as of and for the periods ended March 31, 1999 and June 30, 1999, respectively, and included in the Company's quarterly reports on Forms 10-Q for the quarters then ended are incorporated by reference in its Form S-8 Registration Statement dated October 1, 1999.


Very truly yours,



PricewaterhouseCoopers LLP

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